EXHIBIT 23.1

                          INDEPENDENT AUDITORS CONSENT

To the Board of Directors and Stockholders of Primal Solutions, Inc. and subsidiary


We consent to the use in this Registration Statement on Form SB-2 of our report dated March 10, 2000 relating to the consolidated financial statements of Primal Solutions, Inc. appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



/s/  DELOITTE & TOUCHE LLP

Costa Mesa, California


September 22, 2000